Exhibit 99.2


                                   ARIBA, INC.
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Effective August 28, 2000, Ariba, Inc., ("the Company"), acquired SupplierMarket.com, ("SupplierMarket"), a leading provider of online collaborative sourcing technologies that allows buyers and suppliers of direct and indirect materials to locate new trading partners, negotiate purchases and collaborate on the Internet. The following unaudited pro forma condensed consolidated financial information gives effect to the acquisition of SupplierMarket by the Company. The acquisition was accounted for using the purchase method of accounting assumed and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values on the acquisition date.

The total purchase price of approximately $607.1 million consisted of an exchange of 5,249,330 shares of the Company's Common Stock with a fair value of $478.7 million, assumed stock options with a fair value of approximately $108.4 million and other acquisition related expenses of approximately $20.0 million consisting primarily of payments for financial advisor and other professional fees. Of the total purchase price, $3.2 million was allocated to property and equipment, $4.2 million was allocated to net assets acquired, excluding property and equipment, $124.6 million to deferred compensation and the remainder was allocated to intangible assets, including in-process technology ($14.6 million), core technology ($7.9 million), assembled workforce ($6.5 million) and goodwill ($446.1 million). The acquired in-process technology was expensed in the period the transaction was consummated. The other intangible assets of core technology, assembled workforce and goodwill are being amortized over their estimated useful lives of three years.

In addition, the Company has recently completed other acquisitions which are considered in the accompanying pro forma condensed consolidated financial information.

On January 20, 2000, the Company acquired TradingDynamics, Inc., ("TradingDynamics"), which provided business-to-business Internet trading applications, including business-to-business auction, request for quote ("RFQ"), reverse auction, and bid/ask-style exchange mechanisms. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values on the acquisition date.

The purchase price of approximately $465.0 million consisted of an exchange of 7,274,656 shares of the Company's Common Stock with a fair value of $371.9 million, assumed stock options with a fair value of $91.7 million, and other acquisition related expenses of approximately $1.4 million consisting primarily of payments for financial advisor and other professional fees. Of the total purchase price, $224,000 was allocated to property and equipment, $13.4 million was allocated to net liabilities acquired excluding property and equipment, and the remainder was allocated to intangible assets, including in-process technology ($950,000), core technology ($4.4 million), covenants not-to-compete ($1.3 million), assembled workforce ($1.1 million) and goodwill

($470.5 million). The acquired in-process technology was expensed in the period the transaction was consummated. The other intangible assets of developed technology, covenants not-to-compete, assembled workforce and goodwill are being amortized over their estimated useful lives of three years.

On March 8, 2000, the Company acquired Tradex Technologies, Inc., ("Tradex") which provided solutions for net markets. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values on the acquisition date.

The purchase price of approximately $2.3 billion consisted of an exchange of 34,059,336 shares of Common Stock with a fair value of $2.1 billion, assumed stock options with a fair value of approximately $207.5 million, and other acquisition related expenses of approximately $28.8 million consisting primarily of payments for financial advisor and other professional fees. Of the total purchase price, $3.5 million was allocated to property and equipment, $75.7 million was allocated to net assets acquired, excluding property and equipment, and the remainder was allocated to intangible assets, including in-process technology ($11.8 million), core technology ($7.9 million), trademarks ($2.0 million), assembled workforce ($5.4 million) and goodwill ($2.2 billion). The acquired in-process technology was expensed in the period the transaction was consummated. The other intangible assets of core technology, trademarks, assembled workforce and goodwill are being amortized over their estimated useful lives of three years.

On March 2, 2000, the Board of Directors authorized a two-for-one stock split of the Company's Common Stock, to be effected in the form of a stock dividend. The stock split was effected by distribution to each stockholder of record as of March 20, 2000 of one share of the Company's Common Stock for each share of common stock held. All of the pro forma condensed consolidated financial information presented herein has been adjusted to give effect to the stock split.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the consummated acquisition of SupplierMarket as if it had occurred on June 30, 2000, by combining the balance sheet of SupplierMarket with the unaudited balance sheet of the Company at June 30, 2000. The acquisitions of TradingDynamics and Tradex were consummated prior to June 30, 2000, therefore, the Company's historical consolidated balance sheet at June 30, 2000, reflects these acquisitions.

The accompanying unaudited pro forma condensed consolidated statement of operations gives effect to these consummated acquisitions as if they had occurred on October 1, 1998 by consolidating the results of operations of:

- TradingDynamics for the year ended September 30, 1999 and the period from October 1, 1999 to January 20, 2000 with the results of operations of the Company for the year ended September 30, 1999 and nine months ended June 30, 2000, respectively.

- Tradex for the twelve months ended September 30, 1999 and the period from October 1, 1999 to March 8, 2000 with the results of operations of the Company for the year ended September 30, 1999 and the nine months ended June 30, 2000, respectively.

- SupplierMarket for the period of inception (February 12, 1999) through December 31, 1999 and the nine months ended June 30, 2000 with the results of operations of the Company for the year ended September 30, 1999 and the nine months ended June 30, 2000, respectively.

- SupplierMarket's quarterly results for the quarter ended December 31, 1999 included revenues of $52,000 and a net loss of $4.1 million and are included in both the unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 1999 and the nine month period ended June 30, 2000.

- The unaudited pro forma condensed consolidated financial information has been prepared by Company management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Ariba, TradingDynamics, Tradex and SupplierMarket been a combined company during the specified periods. The unaudited pro forma condensed consolidated financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its Form 10-K and Forms 10-Q filed December 23, 1999, February 14, 2000, May 15, 2000 and August 14, 2000, respectively, with the Securities and Exchange Commission, the historical consolidated financial statements of TradingDynamics included in the Company's Form 8-K/A filed April 4, 2000 with the Securities and Exchange Commission, the historical consolidated financial statements of Tradex included in Ariba's Form 8-K/A filed May 16, 2000 and the historical financial statements of SupplierMarket included as Exhibit
     99.1 in this Form 8-K/A.

CONFORMING AND RECLASSIFICATIONS ADJUSTMENTS
There were no material adjustments required to conform the accounting policies of Ariba and SupplierMarket. Certain amounts have been reclassified to conform to Ariba's financial statement presentation.

                                   ARIBA, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000
                                 (IN THOUSANDS)

                                                   HISTORICAL               ADJUSTMENTS
                                        ------------------------------  ----------------------
                                        ARIBA INC.   SUPPLIERMARKET.COM    (A)          (B)       PRO FORMA
                                        ----------  ------------------  --------   -----------  ----------
ASSETS

   Current Assets:
    Cash and cash equivalents           $152,267      $3,578             $      -    $       -     $155,845
    Short-term investments                63,636           -                    -            -       63,636
    Restricted cash                       31,480       1,264                    -            -       32,744
    Accounts receivable                   43,969         828                    -            -       44,797
    Other current assets                  11,025         194                    -            -       11,219
                                      ----------      -------            --------    ---------    ----------
      Total current assets               302,377       5,864                    -            -      308,241

   Property and equipment, net            32,093       3,165                    -            -       35,258
   Long-term investments                  90,772           -                    -            -       90,772
   Goodwill and other intangible
     assets                            3,145,330           -                    -      460,558    3,605,888
   Other assets                              398           -                    -            -          398
                                      ----------      -------            --------    ---------   ----------
      Total assets                    $3,570,970      $9,029             $            $460,558   $4,040,557
                                      ----------      -------            --------    ---------   ----------
                                      ----------      -------            --------    ---------   ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
    Accounts payable                      $9,048        $750             $      -      $20,000      $29,798
    Accrued compensation and related
      liabilities                         43,928         535                    -            -       44,463
    Accrued liabilities                   25,019         351                    -            -       25,370
    Deferred revenues                    153,670           -                    -            -      153,670
    Current portion of long-term
      obligations                            582           -                    -            -          582
                                      ----------      -------            --------    ---------   ----------
      Total current liabilities          232,247       1,636                    -       20,000      253,883
   Long-term obligations                     533           -                    -            -          533
                                      ----------      -------            --------    ---------   ----------
                                         232,780       1,636                    -       20,000      254,416
                                      ----------      -------            --------    ---------   ----------
   Stockholders' equity:
    Common stock                             476          33                  (33)          10          486
    Additional paid-in capital         3,850,159      76,788              (76,788)     587,161    4,437,320
    Deferred compensation                (13,386)    (15,943)              15,943     (124,620)    (138,006)
    Accumulated other comprehensive
      loss                                  (694)          -                    -            -         (694)
    Accumulated deficit                 (498,365)    (53,485)              53,485      (14,600)    (512,965)
                                      ----------      -------            --------    ---------   ----------
      Total stockholders' equity       3,338,190       7,393               (7,393)     447,951    3,786,141
                                      ----------      -------            --------    ---------   ----------
      Total liabilities and
        stockholders' equity          $3,570,970      $9,029              ($7,393)    $467,951   $4,040,557
                                      ----------      -------            --------    ---------   ----------
                                      ----------      -------            --------    ---------   ----------

      See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                  ARIBA, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     HISTORICAL
                                      ------------------------------------------------------------------
                                                      TRADING        TRADEX                                               PRO
                                      ARIBA, INC.  DYNAMICS, INC. TECHNOLOGIES, INC. SUPPLIERMARKET.COM  ADJUSTMENTS     FORMA
                                      -----------  -------------- ------------------ ------------------- -----------   -----------
Revenues:
         License                         $26,768          $505       $ 1,853            $      -         $         -      $29,126
         Maintenance and services         18,604             -         2,839                  52                   -       21,495
                                        --------       -------       -------            --------         -----------  -----------
           Total revenues                 45,372           505         4,692                  52                   -       50,621

Cost of revenues:
         License                            724             34             -                   -                   -          758
         Maintenance and services         8,089              -         3,958                 108                   -       12,155
                                        --------       -------       -------            --------         -----------  -----------
           Total cost of revenues         8,813             34         3,958                 108                   -       12,913
                                        --------       -------       -------            --------         -----------  -----------
         Gross profit                    36,559            471           734                 (56)                  -       37,708
                                        --------       -------       -------            --------         -----------  -----------
Operating expenses:
         Sales and marketing             33,859            561         6,052               2,397                   -       42,869
         Research and development        11,620          2,166         1,279                 516                   -       15,581
         General and administrative       7,917            973         2,205                 636                   -       11,731
         Amortization of goodwill &
          other intangibles (C)               -              -             -                   -           1,045,500    1,045,500
         Amortization of stock-based
          compensation (D)               14,584          2,024             -               2,732              30,850       50,190
                                        --------       -------       -------            --------         -----------  -----------
           Total operating expenses      67,980          5,724         9,536               6,281           1,076,350    1,123,002
         Loss from operations           (31,421)        (5,253)       (8,802)             (6,337)         (1,076,350)  (1,085,294)
Other income (expense), net               2,219             87           (57)                280                   -        2,529
                                        --------       -------       -------            --------         -----------  -----------
         Net loss before taxes          (29,202)        (5,166)       (8,859)             (6,057)         (1,076,350)  (1,082,765)
Provision for income taxes                   98              -             -                   -                   -           98
                                        --------       -------       -------            --------         -----------  -----------
Net loss                                (29,300)        (5,166)       (8,859)             (6,057)         (1,076,350)  (1,082,863)
Preferred dividend (E)                        -              -          (521)                  -                 521            -
                                        --------       -------       -------            --------         -----------  -----------
Net loss applicable to common
  stockholders                         ($29,300)       ($5,166)      ($9,380)            ($6,057)        ($1,075,829) ($1,082,863)
                                        --------       -------       -------            --------         -----------  -----------
                                        --------       -------       -------            --------         -----------  -----------
Pro Forma net loss per share - basic
  and diluted (F)                        ($0.42)                                                                           ($9.67)
                                       --------                                                                       -----------
                                       --------                                                                       -----------
Weighted average shares - basic and
  diluted                                70,064                                                               41,934      111,998
                                       --------                                                                       -----------
                                       --------                                                                       -----------



      See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                   ARIBA, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                     HISTORICAL
                                      ------------------------------------------------------------------
                                                      TRADING        TRADEX                                               PRO
                                      ARIBA, INC.  DYNAMICS, INC. TECHNOLOGIES, INC. SUPPLIERMARKET.COM  ADJUSTMENTS     FORMA
                                      -----------  -------------- ------------------ ------------------- -----------   -----------
Revenues:
         License                        $95,545           $364           $5,665            $       -      $       -       $101,574
         Maintenance and services        48,641              -            4,652                  804              -         54,097
                                      ---------        -------        ---------            ---------      ---------     ----------
           Total revenues               144,186            364           10,317                  804              -        155,671
Cost of revenues:
         License                          5,358              -              208                    -              -          5,566
         Maintenance and services        18,524              -            3,973                  610              -         23,107
                                      ---------        -------        ---------            ---------      ---------     ----------
           Total cost of revenues        23,882              -            4,181                  610              -         28,673
                                      ---------        -------        ---------            ---------      ---------     ----------
         Gross profit                   120,304            364            6,136                  194              -        126,998
                                      ---------        -------        ---------            ---------      ---------     ----------
Operating expenses:
         Sales and marketing            121,616          1,955           12,865               19,869              -        156,305
         Research and development        22,338          1,514            2,436                1,883              -         28,171
         General and administrative      13,963          1,006            8,011                5,462              -         28,442
         Amortization of goodwill &
           other intangibles (C)        388,679              -                -                    -        479,025        867,704
         In-process research and
           development                   12,750              -                -                    -              -         12,750
         Business partner warrants       13,575              -                -                    -              -         13,575
         Amortization of stock-based
           compensation (D)               9,958          4,334                -                4,642         17,728         36,662
                                      ---------        -------        ---------            ---------      ---------     ----------
           Total operating expenses     582,879          8,809           23,312               31,856        496,753      1,143,609
         Loss from operations          (462,575)        (8,445)         (17,176)             (31,662)      (496,753)    (1,016,611)
Other income (expense), net              10,017              1              751                  913              -         11,682
                                      ---------        -------        ---------            ---------      ---------     ----------
         Net loss before taxes         (452,558)        (8,444)         (16,425)             (30,749)      (496,753)    (1,004,929)
Provision for income taxes                  875              -                                     -              -            875
                                      ---------        -------        ---------            ---------      ---------     ----------
 Net loss                              (453,433)        (8,444)         (16,425)             (30,749)      (496,753)    (1,005,804)
Preferred dividend (E)                        -              -             (701)                   -            701              -
                                      ---------        -------        ---------            ---------      ---------     ----------
Net loss applicable to common
 stockholders                         ($453,433)       ($8,444)        ($17,126)            ($30,749)     ($496,052)   ($1,005,804)
                                      ---------        -------        ---------            ---------      ---------     ----------
                                      ---------        -------        ---------            ---------      ---------     ----------
Pro Forma net loss per share - basic
 and diluted (F)                         ($2.46)                                                                            ($4.35)
                                      ---------                                                                         ----------
                                      ---------                                                                         ----------
Weighted average shares - basic and
 diluted                                184,566                                                              46,583        231,149
                                      ---------                                                                         ----------
                                      ---------                                                                         ----------




      See accompanying notes to unaudited pro forma condensed consolidated financial information.

                                   ARIBA, INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(A) To reflect the elimination of the stockholders' equity accounts of SupplierMarket.

(B) To allocate the purchase price, assuming the acquisition of Supplier Market occurred on June 30, 2000.

                                                            SUPPLIERMARKET
                                                          --------------------
Value of stock issued                                                $478,741
Value of options assumed                                              108,430
Estimated acquisition costs                                            20,000
                                                          --------------------
    Total purchase price                                             $607,171
                                                          ====================

Property and equipment                                                 $3,165
Net assets acquired, excluding property and equipment                   4,228
Deferred compensation                                                 124,620
In-process technology*                                                 14,600
Goodwill and other intangible assets                                  460,558
                                                          --------------------
    Total                                                            $607,171
                                                          ====================

* In-process technology in the amount of $950,000 for TradingDynamics, $11.8 million for Tradex and $14.6 million for SupplierMarket was expensed in the period in which the acquisition was consummated. Accordingly, the in-process technology in the amount of $14.6 million for SupplierMarket is reflected in the Pro Forma Condensed Consolidated Balance Sheet as an addition to Accumulated Deficit. The unaudited pro forma condensed consolidated statements of operations do not include the charges for in-process technology of approximately $14.6 million for SupplierMarket as it is considered a non-recurring charge.

(C) To record amortization of goodwill and other intangible assets associated with the acquisitions of TradingDynamics, Tradex and SupplierMarket as follows: assembled workforce totaling $13.0 million, covenants not-to-compete totaling $1.3 million, trademarks totaling $2.0 million, core technology totaling $20.2 million and goodwill totaling $3.1 billion over the estimated period of benefit of three years. Intangible assets associated with the acquisition of SupplierMarket includes assembled workforce totaling $6.5 million, core technology totaling $7.9 million and goodwill totaling approximately $446.1million over the estimated period of benefit of three years.

(D) In accordance with the FASB Interpretation No. 44, ("FIN 44") issued in March 2000, "Accounting for Certain Transactions Involving Stock Compensation--an Interpretation of APB 25", the Company has allocated a portion of the purchase price to deferred compensation based on the unvested options issued in conjunction with the consummation of the SupplierMarket acquisition. The deferred compensation is being amortized over the period in which the related options vest.

     - The full year adjustment reflects the amortization of stock based compensation associated with the acquisition of SupplierMarket totaling approximately $35.6 million and the elimination of the historical stock based compensation expense of approximately $2.0 million for TradingDynamics and $2.7 million for SupplierMarket, for the year ended September 30, 1999.

     - The nine month period adjustment reflects the amortization of stock based compensation associated with the acquisition of SupplierMarket totaling approximately $26.7 million and the elimination of the historical stock based compensation expense of approximately $4.3 million for TradingDynamics and $4.6 million for SupplierMarket, for the nine months ended June 30, 2000.

(D) To reflect the elimination of the preferred dividend payable account of Tradex.

(E) Pro forma basic net loss per share for the year ended September 30, 1999 is computed using the weighted average number of Common Shares outstanding. Pro forma diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of Common and Potential Common shares outstanding during the period if their effect is dilutive. Potential Common Shares comprise restricted Common Stock, shares held in escrow, and incremental Common and Preferred shares issuable upon the exercise of the stock options and warrants and upon conversion of Series A, B and BB Convertible Preferred Stock. The adjustment to historical weighted average shares outstanding result from inclusion of actual shares issued in conjunction with the consummated acquisitions, respectively, as if such shares were outstanding from October 1, 1998.